UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures for each business day from July 1, 2015 through July 31, 2015, for each of our classes of common stock.

Recent Pricing Information (unaudited)

Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from June 1, 2015 through July 31, 2015, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share

	Class E	Class A	Class W	Class I
July 1, 2015	$7.37	$7.37	$7.37	$7.37
July 2, 2015	$7.36	$7.36	$7.36	$7.36
July 6, 2015	$7.36	$7.36	$7.36	$7.36
July 7, 2015	$7.36	$7.36	$7.36	$7.36
July 8, 2015	$7.36	$7.36	$7.36	$7.36
July 9, 2015	$7.36	$7.36	$7.36	$7.36
July 10, 2015	$7.37	$7.37	$7.37	$7.37
July 13, 2015	$7.37	$7.37	$7.37	$7.37
July 14, 2015	$7.37	$7.37	$7.37	$7.37
July 15, 2015	$7.37	$7.37	$7.37	$7.37
July 16, 2015	$7.37	$7.37	$7.37	$7.37
July 17, 2015	$7.37	$7.37	$7.37	$7.37
July 20, 2015	$7.37	$7.37	$7.37	$7.37
July 21, 2015	$7.39	$7.39	$7.39	$7.39
July 22, 2015	$7.39	$7.39	$7.39	$7.39
July 23, 2015	$7.39	$7.39	$7.39	$7.39
July 24, 2015	$7.39	$7.39	$7.39	$7.39
July 27, 2015	$7.39	$7.39	$7.39	$7.39
July 28, 2015	$7.38	$7.38	$7.38	$7.38
July 29, 2015	$7.38	$7.38	$7.38	$7.38
July 30, 2015	$7.38	$7.38	$7.38	$7.38
July 31, 2015	$7.38	$7.38	$7.38	$7.38

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

August 3, 2015

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer